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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 31, 2003
                                                           -------------



                             Kingdom Ventures, Inc.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State of Other Jurisdiction of Incorporation)

          000-32273                                     88-0419183
   (Commission File Number)                  (IRS Employer Identification No.)

         1045 Stephanie Way
           Minden, Nevada                                  89423
(Address of Principal Executive Offices)                (Zip Code)

                                 (775) 267-2242
              (Registrant's Telephone Number, Including Area Code)


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Item 2.  Acquisition or Disposition of Assets.

         On July 31, 2003, Kingdom Ventures, Inc., through its majority owned subsidiary Kingdom Communications Group, Inc., signed a definitive agreement under which it acquired, as of February 1, 2003, substantially all of the assets of Blue Hill Media, Inc. relating to the operation of a card-deck mailing system know as "Ministry Values for Growing Churches". The purchase price consists of $450,000 in cash, stock of Kingdom Ventures, Inc. and assumption of liabilities, and is subject to adjustment based on the value of the Kingdom Ventures, Inc. common stock during the next 180 days. Closing of the transaction is expected to occur on or before August 31, 2003.

Item 7.  Exhibits.

         Financial Statements for Ministry Values for Growing Churches and pro forma financial statements of Kingdom Ventures, Inc., if required, will be filed by amendment within 60 days from the date of this report. The following documents are filed as an Exhibit to this report.

2.1 Asset Purchase Agreement dated July 31, 2003, between Blue Hill Media, Inc., a Virginia corporation, and Kingdom Communications Group, Inc., a Nevada corporation.

99.1     Press release date August 4, 2003.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                      Kingdom Ventures, Inc.


Date: August 7, 2003                  By: /s/ Gene Jackson
                                          ---------------------------------
                                          Gene Jackson, President and
                                          Chief Executive Officer



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EXHIBIT INDEX

2.1 Asset Purchase Agreement dated July 31, 2003, between Blue Hill Media, Inc., a Virginia corporation, and Kingdom Communications Group, Inc., a Nevada corporation.

99.1     Press release date August 4, 2003.